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                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 15, 2000, relating to the financial statements and financial highlights of J.P. Morgan Emerging Markets Debt Fund and the financial statements and supplementary data of The Emerging Markets Debt Portfolio which appear in the July 31, 2000 Annual Reports to Trustees and Shareholders, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 19, 2001, relating to the financial statements and financial highlights of J.P. Morgan U.S. Small Company Opportunities Fund and the financial statements and supplementary data of The U.S. Small Company Opportunities Portfolio which appear in the May 31, 2001 Annual Reports to Trustees and Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants," and "Financial Statements" in such Registration Statements.


PricewaterhouseCoopers LLP

New York, New York
July 27, 2001